Exhibit 99.1
Snap Inc. Announces Fourth Quarter and Full Year 2025 Financial Results
Fourth quarter revenue increased 10% year-over-year to $1,716 million
Fourth quarter gross margin of 59%, up 4 percentage points sequentially and 2 percentage points year-over-year
Fourth quarter operating cash flow was $270 million and Free Cash Flow was $206 million
Fourth quarter net income of $45 million and Adjusted EBITDA of $358 million
SANTA MONICA, Calif. – February 4, 2026 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter and full year ended December 31, 2025.
“Our Q4 results began to reflect the impact of our strategic pivot toward profitable growth, translating into revenue diversification and meaningful margin expansion,” said Evan Spiegel, CEO. “This progress reflects our commitment to building a more financially efficient and profitable business while continuing to invest in the future of augmented reality and the consumer launch of Specs.”
Snap Inc. also announced today its board of directors has authorized a stock repurchase program of up to $500 million of its Class A common stock. Repurchases of the Class A common stock may be made from time to time, either through open market transactions (including through Rule 10b5-1 trading plans) or through privately negotiated transactions in accordance with applicable securities laws. The timing and actual number of shares repurchased will depend on a variety of factors, including stock price, trading volume, market and economic conditions, and other general business considerations. Repurchases under the program have been authorized for 12 months but the program may be initiated, modified, suspended, or terminated at any time during such period.
The goal of the program is to utilize the company’s strong balance sheet to opportunistically offset a portion of the dilution related to the issuance of restricted stock units to employees as part of the overall compensation program designed to foster an ownership culture.
Repurchases under this program will be funded from existing cash and cash equivalents. As of December 31, 2025, Snap had $2.9 billion in cash, cash equivalents, and marketable securities.

Annual Financial Summary
•Revenue was $5,931 million in 2025, compared to $5,361 million in the prior year, an increase of 11% year-over-year.
•Net loss was $460 million in 2025, compared to $698 million in the prior year.
•Adjusted EBITDA was $689 million in 2025, compared to $509 million in the prior year.
•Operating cash flow was $656 million in 2025, compared to $413 million in the prior year.
•Free Cash Flow was $437 million in 2025, compared to $219 million in the prior year.
Q4 2025 Financial Summary
•Revenue was $1,716 million, compared to $1,557 million in the prior year, an increase of 10% year-over-year.
•Net income was $45 million, compared to $9 million in the prior year.
•Adjusted EBITDA was $358 million, compared to $276 million in the prior year.
•Operating cash flow was $270 million, compared to $231 million in the prior year.
•Free Cash Flow was $206 million, compared to $182 million in the prior year.

	Three Months Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2025	2024		2025	2024

(Unaudited)	(dollars in thousands, except per share amounts)
Revenue	$1,716,461	$1,557,283	10%	$5,931,447	$5,361,398	11%
Operating income (loss)	$49,717	$(26,877)	285%	$(532,167)	$(787,294)	32%
Net income (loss)	$45,209	$9,101	397%	$(460,489)	$(697,856)	34%
Adjusted EBITDA (1)	$357,746	$276,007	30%	$689,479	$508,605	36%
Net cash provided by (used in) operating activities	$269,578	$230,633	17%	$656,170	$413,480	59%
Free Cash Flow (2)	$205,556	$182,358	13%	$437,189	$218,654	100%
Diluted net income (loss) per share attributable to common stockholders	$0.03	$0.01	200%	$(0.27)	$(0.42)	36%
(1)See page 11 for a reconciliation of net income (loss) to Adjusted EBITDA. Total restructuring charges for the year ended December 31, 2024, and excluded from Adjusted EBITDA, was $72.0 million. No restructuring charges were incurred during the year ended December 31, 2025 and the three months ended December 31, 2024.
(2)See page 11 for a reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.

Q4 2025 Summary & Key Highlights
We deepened engagement with our community:
•The Snapchat community continues to grow, reaching 946 million global monthly active users (MAU) in Q4, an increase of 51 million or 6% year-over-year.
•The number of US Snapchatters posting to Spotlight increased 47% year-over-year in Q4.
•The number of Spotlight reposts and shares increased 69% year-over-year in the US, demonstrating improved content relevance in Spotlight discovery.
•We introduced Comic Bitmoji, a new style available to Snapchat+ subscribers that brings back the charm of classic avatars, while keeping all the benefits of today’s 3D Bitmoji infrastructure.
•We rolled out Quick Cut, our Lens-powered video creation tool that helps Snapchatters quickly turn their favorite Memories into beat-synced, ready-to-share Snaps in seconds.
•We made Snapchat available for download on Amazon Fire Tablets through the Amazon Appstore.
We are focused on accelerating and diversifying our revenue growth:
•Revenue from In-App Optimizations grew 89% year-over-year, supported by advances in foundational app models, broader adoption of the App Power Pack, and new immersive formats such as Playables.
•Revenue from Dynamic Product Ads increased 19% year-over-year, driven by expansion among large advertisers and continued migration of spend from static formats into higher-performing dynamic solutions.
•Other Revenue increased 62% year-over-year to $232 million in Q4, with subscribers growing 71% year-over-year to reach 24 million in Q4.
•In Q4, Sponsored Snaps click-through rates grew 7% and click-through purchases grew 17% from Q3 to Q4, during which numerous format and ranking improvements were introduced.
•Our Smart Campaign Solution suite, which uses AI to identify incremental high-value audiences and dynamically allocate spend across objectives, contributed to a more than 8% lift in conversions, making performance advertising on Snapchat simpler, more efficient, and more accessible.
•In Q4, total active advertisers increased 28% year-over-year, driven in part by simplified onboarding, improved campaign workflows, and increased performance.
•We strengthened our SMB offering through new partnerships, including a global integration with Wix, which allows ecommerce businesses to seamlessly create campaigns, manage catalogs, and improve measurement.
We invested in our augmented reality platform:
•Our community used AR Lenses in our Snapchat camera 8 billion times per day, and over 450,000 developers have built more than 5 million Lenses with Snap’s world-leading AR tools.
•In Q4, more than 350 million Snapchatters engaged with AR every day on average.
•More than 700 million users have engaged with Gen AI Lenses over 17 billion times, underscoring the growing demand for AI-powered creative tools on our service.
•Snapchatters engaged with our Imagine Lens nearly two billion times since launch in September, highlighting strong engagement with our latest AR experiences powered by generative AI.
•We launched new Lens Studio features including Selfie Attachments, which now support animated attachments, allowing developers to bring props to life rather than just having static elements.
•We updated Head Generator in Lens Studio to a new version that delivers higher fidelity character heads and significantly improved adherence to developer image prompts.
•We enhanced our Character Controller in Lens Studio by adding new features such as jump buffering and remote asset support to improve gameplay feel, reduce lens size, and improve performance in multiplayer sessions.
•We introduced the Animate It Lens, our first open prompt video generation Lens that leverages Snap’s internally developed AI video generation model to create short, shareable videos in seconds.

•We collaborated with Disney on an innovative Zootopia 2 co-promotional campaign featuring Zootopia 2 themed AR Lenses within the Snap platform and at a mall pop-up and Snap was involved in Disney’s recreating a Snap Lens moment in the film.
We are making computers more human with Specs:
•We began testing Snap Cloud, Powered by Supabase, a leading backend-as-a-service platform, to make advanced backend capabilities easy and accessible in Snap’s AR authoring tool, Lens Studio.
•We announced that Lenses built today on Spectacles will be compatible on Specs, which will launch for the public this year.
•To prepare for the launch of our next generation of Specs this year, partners and developers have been building compelling AR experiences:
◦Star Wars: Holocron Histories, created by Industrial Light & Magic and Synth Riders, is now live.
◦Developer Harry Banda created Card Master, a multiplayer AR card game that lets players face AI opponents in classic card games, with tutorials and achievements, evolving into a broader suite of AR card experiences for Specs.
◦Developer Arthur Ibanda created HandymanAI, an AI-powered AR assistant that uses camera context and voice input to guide users through everyday repair and DIY tasks with step-by-step instructions, tools lists, and visual references.

Q1 2026 and Full Year 2026 Outlook
Snap Inc. will discuss its Q1 2026 and full year 2026 outlook during its Q4 2025 Earnings Call (details below) and in its investor letter available at investor.snap.com.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.
Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political events and conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political events and conflicts and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net income (loss)	$45,209	$9,101	$(460,489)	$(697,856)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	43,381	39,581	163,633	158,074
Stock-based compensation	257,238	257,731	1,016,825	1,041,023
Amortization of debt issuance costs and debt discount (premium)	(898)	2,721	6,880	9,388
Losses (gains) on debt and equity securities, net	1,166	(3,706)	16,940	8,460
(Gain) loss on extinguishment of debt	—	—	(96,734)	6,672
Other	11,577	(10,324)	26,119	(20,825)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(133,859)	(167,355)	(31,827)	(94,005)
Prepaid expenses and other current assets	(20,545)	(303)	(66,744)	(36,544)
Operating lease right-of-use assets	14,385	12,892	57,214	54,127
Other assets	651	(6,945)	7,705	(9,952)
Accounts payable	67,736	11,559	45,918	(100,728)
Accrued expenses and other current liabilities	3,761	103,620	12,814	150,391
Operating lease liabilities	(10,269)	(18,409)	(34,429)	(62,663)
Other liabilities	(9,955)	470	(7,655)	7,918
Net cash provided by (used in) operating activities	269,578	230,633	656,170	413,480
Cash flows from investing activities
Purchases of property and equipment	(64,022)	(48,275)	(218,981)	(194,826)
Purchases of strategic investments	(2,500)	—	(22,500)	(2,000)
Sales of strategic investments	—	183	11,050	1,755
Cash paid for acquisitions, net of cash acquired	—	—	(35,499)	—
Purchases of marketable securities	(260,479)	(342,078)	(1,275,796)	(2,287,668)
Sales of marketable securities	201,578	—	741,266	354,311
Maturities of marketable securities	191,842	241,378	977,159	1,411,444
Other	(3,581)	—	(3,581)	(100)
Net cash provided by (used in) investing activities	62,838	(148,792)	173,118	(717,084)
Cash flows from financing activities
Proceeds from issuance of notes, net of issuance costs	—	—	2,014,193	740,350
Purchase of capped calls	—	—	—	(68,850)
Proceeds from termination of capped calls	—	—	—	62,683
Proceeds from the exercise of stock options	374	—	374	12,798
Repurchases of Class A non-voting common stock	(250,293)	—	(750,866)	(311,069)
Deferred payments for acquisitions	(5,000)	—	(72,539)	(3,695)
Repurchases of convertible notes	—	—	(1,994,550)	(859,042)
Repayment of convertible notes	—	—	(36,240)	—
Other	(1,599)	—	(8,497)	(1,799)
Net cash provided by (used in) financing activities	(256,518)	—	(848,125)	(428,624)
Change in cash, cash equivalents, and restricted cash	75,898	81,841	(18,837)	(732,228)
Cash, cash equivalents, and restricted cash, beginning of period	955,499	968,393	1,050,234	1,782,462
Cash, cash equivalents, and restricted cash, end of period	$1,031,397	$1,050,234	$1,031,397	$1,050,234

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$1,716,461	$1,557,283	$5,931,447	$5,361,398
Costs and expenses:
Cost of revenue	702,443	671,660	2,669,575	2,474,237
Research and development	472,693	422,937	1,793,601	1,691,683
Sales and marketing	249,280	248,214	1,021,305	1,063,675
General and administrative	242,328	241,349	979,133	919,097
Total costs and expenses	1,666,744	1,584,160	6,463,614	6,148,692
Operating income (loss)	49,717	(26,877)	(532,167)	(787,294)
Interest income	31,687	38,573	134,159	153,466
Interest expense	(36,498)	(5,813)	(121,998)	(21,552)
Other income (expense), net	(6,946)	8,382	68,870	(16,846)
Income (loss) before income taxes	37,960	14,265	(451,136)	(672,226)
Income tax benefit (expense)	7,249	(5,164)	(9,353)	(25,630)
Net income (loss)	$45,209	$9,101	$(460,489)	$(697,856)
Net income (loss) per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$0.03	$0.01	$(0.27)	$(0.42)
Diluted	$0.03	$0.01	$(0.27)	$(0.42)
Weighted average shares used in computation of net income (loss) per share:
Basic	1,710,465	1,681,160	1,694,598	1,659,147
Diluted	1,720,347	1,717,119	1,694,598	1,659,147

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	December 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$1,030,435	$1,046,534
Marketable securities	1,910,137	2,329,745
Accounts receivable, net of allowance	1,372,237	1,348,472
Prepaid expenses and other current assets	272,065	182,006
Total current assets	4,584,874	4,906,757
Property and equipment, net	578,075	489,088
Operating lease right-of-use assets	506,216	530,441
Intangible assets, net	66,613	86,363
Goodwill	1,720,769	1,689,785
Other assets	221,255	233,914
Total assets	$7,677,802	$7,936,348
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$219,793	$173,197
Operating lease liabilities	48,479	24,885
Accrued expenses and other current liabilities	971,627	1,009,254
Short-term debt, net	46,969	36,212
Total current liabilities	1,286,868	1,243,548
Long-term debt, net	3,489,860	3,607,717
Operating lease liabilities, noncurrent	557,823	575,082
Other liabilities	61,756	59,240
Total liabilities	5,396,307	5,485,587
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,502,073 shares issued, 1,457,403 shares outstanding as of December 31, 2025, and 3,000,000 shares authorized, 1,483,718 shares issued, 1,436,495 shares outstanding as of December 31, 2024.	15	14
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,523 shares issued and outstanding as of December 31, 2025 and December 31, 2024.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding as of December 31, 2025 and December 31, 2024.	2	2
Treasury stock, at cost. 44,670 and 47,222 shares of Class A non-voting common stock as of December 31, 2025 and December 31, 2024, respectively.	(435,722)	(460,620)
Additional paid-in capital	16,637,324	15,644,132
Accumulated deficit	(13,946,816)	(12,735,461)
Accumulated other comprehensive income (loss)	26,692	2,694
Total stockholders’ equity	2,281,495	2,450,761
Total liabilities and stockholders’ equity	$7,677,802	$7,936,348

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$269,578	$230,633	$656,170	$413,480
Less:
Purchases of property and equipment	(64,022)	(48,275)	(218,981)	(194,826)
Free Cash Flow	$205,556	$182,358	$437,189	$218,654

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted EBITDA reconciliation:
Net income (loss)	$45,209	$9,101	$(460,489)	$(697,856)
Add (deduct):
Interest income	(31,687)	(38,573)	(134,159)	(153,466)
Interest expense	36,498	5,813	121,998	21,552
Other (income) expense, net	6,946	(8,382)	(68,870)	16,846
Income tax (benefit) expense	(7,249)	5,164	9,353	25,630
Depreciation and amortization	43,381	39,581	163,633	154,459
Stock-based compensation expense	257,238	257,731	1,016,825	1,031,621
Payroll and other tax expense related to stock-based compensation	7,410	5,572	41,188	37,768
Restructuring charges (1)	—	—	—	72,051
Adjusted EBITDA	$357,746	$276,007	$689,479	$508,605
(1)Restructuring charges during 2024 primarily include $70.2 million of cash severance, stock-based compensation expense, and other charges associated with the 2024 restructuring. These charges are not reflective of underlying trends in our business.
Total depreciation and amortization expense by function:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Depreciation and amortization expense (1):
Cost of revenue	$1,818	$1,123	$5,759	$6,110
Research and development	26,568	24,351	101,531	99,656
Sales and marketing	5,945	5,333	21,363	19,947
General and administrative	9,050	8,774	34,980	32,361
Total	$43,381	$39,581	$163,633	$158,074
(1)Depreciation and amortization expense for the year ended December 31, 2024 includes restructuring charges.

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Stock-based compensation expense (1):
Cost of revenue	$2,009	$1,626	$7,426	$6,034
Research and development	185,456	165,330	680,602	683,830
Sales and marketing	43,627	56,463	198,013	216,672
General and administrative	26,146	34,312	130,784	134,487
Total	$257,238	$257,731	$1,016,825	$1,041,023
(1)Stock-based compensation expense for the year ended December 31, 2024 includes restructuring charges.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025

	(NM = Not Meaningful)
Cash Flows and Shares
Net cash provided by (used in) operating activities	$115,872	$230,633	$151,610	$88,494	$146,488	$269,578
Net cash provided by (used in) operating activities - YoY (year-over-year)	NM	40%	72%	514%	26%	17%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$347,421	$413,480	$476,738	$586,609	$617,225	$656,170
Purchases of property and equipment	$(44,041)	$(48,275)	$(37,214)	$(64,701)	$(53,044)	$(64,022)
Purchases of property and equipment - YoY	(40)%	(10)%	(26)%	24%	20%	33%
Purchases of property and equipment - TTM	$(200,270)	$(194,826)	$(181,592)	$(194,231)	$(203,234)	$(218,981)
Free Cash Flow	$71,831	$182,358	$114,396	$23,793	$93,444	$205,556
Free Cash Flow - YoY	218%	65%	202%	132%	30%	13%
Free Cash Flow - TTM	$147,151	$218,654	$295,146	$392,378	$413,991	$437,189
Common shares outstanding	1,672,212	1,690,645	1,686,678	1,682,350	1,710,909	1,711,554
Common shares outstanding - YoY	2%	3%	3%	2%	2%	1%
Shares underlying stock-based awards	132,783	135,036	136,044	144,011	150,460	168,060
Shares underlying stock-based awards - YoY	(14)%	(15)%	(7)%	—%	13%	24%
Total common shares outstanding plus shares underlying stock-based awards	1,804,995	1,825,681	1,822,722	1,826,361	1,861,369	1,879,614
Total common shares outstanding plus shares underlying stock-based awards - YoY	1%	1%	2%	2%	3%	3%

Results of Operations
Revenue	$1,372,574	$1,557,283	$1,363,217	$1,344,930	$1,506,839	$1,716,461
Revenue - YoY	15%	14%	14%	9%	10%	10%
Revenue - TTM	$5,165,402	$5,361,398	$5,529,842	$5,638,004	$5,772,269	$5,931,447
Revenue by region (1)
North America	$857,621	$968,943	$831,691	$820,600	$897,814	$1,025,498
North America - YoY	9%	8%	12%	7%	5%	6%
North America - TTM	$3,267,854	$3,337,255	$3,425,815	$3,478,855	$3,519,048	$3,575,603
Europe	$248,902	$287,031	$224,015	$265,343	$297,950	$341,134
Europe - YoY	24%	20%	14%	15%	20%	19%
Europe - TTM	$912,834	$961,612	$989,783	$1,025,291	$1,074,339	$1,128,442
Rest of World	$266,051	$301,309	$307,511	$258,987	$311,075	$349,829
Rest of World - YoY	32%	35%	20%	8%	17%	16%
Rest of World - TTM	$984,714	$1,062,531	$1,114,244	$1,133,858	$1,178,882	$1,227,402
Operating income (loss)	$(173,210)	$(26,877)	$(193,846)	$(259,676)	$(128,362)	$49,717
Operating income (loss) - YoY	54%	89%	42%	(2)%	26%	285%
Operating income (loss) - Margin	(13)%	(2)%	(14)%	(19)%	(9)%	3%
Operating income (loss) - TTM	$(1,009,130)	$(787,294)	$(647,908)	$(653,609)	$(608,761)	$(532,167)
Net income (loss)	$(153,247)	$9,101	$(139,587)	$(262,570)	$(103,541)	$45,209
Net income (loss) - YoY	58%	104%	54%	(6)%	32%	397%
Net income (loss) - Margin	(11)%	1%	(10)%	(20)%	(7)%	3%
Net income (loss) - TTM	$(955,204)	$(697,856)	$(532,353)	$(546,303)	$(496,597)	$(460,489)
Adjusted EBITDA	$131,962	$276,007	$108,425	$41,270	$182,038	$357,746
Adjusted EBITDA - YoY	229%	73%	137%	(25)%	38%	30%
Adjusted EBITDA - Margin (2)	10%	18%	8%	3%	12%	21%
Adjusted EBITDA - TTM	$391,747	$508,605	$571,371	$557,664	$607,740	$689,479
(1)Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Other
DAU (in millions) (1)	443	453	460	469	477	474
DAU - YoY (2)	9%	9%	9%	9%	8%	5%
DAU by region (in millions)
North America	100	100	99	98	98	94
North America - YoY	—%	(1)%	(1)%	(2)%	(3)%	(5)%
Europe	99	99	99	100	100	98
Europe - YoY	4%	4%	3%	3%	1%	(1)%
Rest of World	244	254	262	271	280	282
Rest of World - YoY	16%	17%	16%	15%	15%	11%
MAU (in millions)	883	895	913	932	943	946
MAU - YoY (2)	7%	7%	7%	7%	7%	6%
ARPU	$3.10	$3.44	$2.96	$2.87	$3.16	$3.62
ARPU - YoY	6%	5%	5%	—%	2%	5%
ARPU by region
North America	$8.54	$9.73	$8.41	$8.33	$9.20	$10.88
North America - YoY	9%	9%	13%	9%	8%	12%
Europe	$2.52	$2.89	$2.26	$2.65	$2.99	$3.47
Europe - YoY	19%	16%	11%	13%	19%	20%
Rest of World	$1.09	$1.19	$1.17	$0.96	$1.11	$1.24
Rest of World - YoY	14%	16%	4%	(6)%	2%	5%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	4,800	4,911	5,061	5,206	5,194	5,261
Employees - YoY	(11)%	(7)%	5%	10%	8%	7%

Depreciation and amortization expense
Cost of revenue	$965	$1,123	$1,420	$1,505	$1,016	$1,818
Research and development	24,798	24,351	22,987	24,849	27,127	26,568
Sales and marketing	4,953	5,333	4,823	5,108	5,487	5,945
General and administrative	8,134	8,774	8,485	8,561	8,884	9,050
Total	$38,850	$39,581	$37,715	$40,023	$42,514	$43,381
Depreciation and amortization expense - YoY	(6)%	(24)%	(10)%	6%	9%	10%

Stock-based compensation expense
Cost of revenue	$1,333	$1,626	$1,434	$1,656	$2,327	$2,009
Research and development	172,516	165,330	156,688	166,809	171,649	185,456
Sales and marketing	53,345	56,463	54,440	48,710	51,236	43,627
General and administrative	33,035	34,312	34,776	34,711	35,151	26,146
Total	$260,229	$257,731	$247,338	$251,886	$260,363	$257,238
Stock-based compensation expense - YoY	(27)%	(23)%	(6)%	(3)%	—%	—%
(1)Numbers may not foot due to rounding.
(2)In the first quarter of 2025, we refined our processes and controls to allow us to more accurately record user activity that would not otherwise be recorded during such period due to delays in receiving user metric information resulting from carrier or other user connectivity issues during the measurement period. For additional information concerning these refinements, see the “Note Regarding User Metrics and Other Data” in our Quarterly Report filed on Form 10-Q for the first quarter of 2025. As a result of such refinements, our DAUs and MAUs may not be directly comparable to those in prior periods.